UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2004

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events

On September 15, 2004, SYNNEX Corporation (the “Company”), a Delaware corporation, through its wholly-owned subsidiary, SYNNEX Canada Limited, and EMJ Data Systems Ltd. (“EMJ”) (TSX:EMJ) issued a press release announcing that shareholders holding 8,232,834 common shares of EMJ, representing approximately 87.7% of the issued and outstanding EMJ common shares on a fully diluted basis have accepted the Offer dated August 9, 2004 of SYNNEX Canada Acquisition Limited, a wholly-owned subsidiary of SYNNEX Canada Limited. All conditions to the completion of the Offer and the take-up of the EMJ common shares have been satisfied or waived and SYNNEX Canada Acquisition will take up the EMJ common shares deposited under the Offer on September 18, 2004 and pay CDN $6.60 for each such share on September 22, 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued September 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2004

SYNNEX CORPORATION

By:	/s/ Simon Leung
Simon Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued September 15, 2004